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                                                                    EXHIBIT 99.2

                         CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion in this registration statement on Form S-4 of our Fairness Opinion dated February 22, 2001 issued to Citrus Financial Services, Inc. We also consent to the reference to our firm under the caption "Experts". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                            David A. Noyes & Company

Indianapolis, IN
June 11, 2001